Exhibit 23.1

Mantyla McReynolds LLC
      The CPA. Never Underestimate The Value. [Letterhead]





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements
No. 333-132697 and No. 333-110888 on Form S-8, of our report dated March 24, 2006, relating to the financial statements of Oak Ridge Micro-Energy, Inc. appearing in this Annual Report on Form 10-KSB for the year ended
December 31, 2005.


/s/ Mantyla McReynolds, LLC
Mantyla McReynolds, LLC
Salt Lake City, Utah
March 30, 2006